UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2026

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Estabrook Blvd. Glendale, WI	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2026 Annual Meeting of Shareholders on May 5, 2026.  There were 9,531,214 outstanding shares eligible to vote as of March 13, 2026, the record date for the 2026 Annual Meeting.  At the meeting, the following actions were taken:

(i)The shareholders elected seven directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2027.  The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Tina Chang	7,605,243	279,573	593,802
John W. Florsheim	7,849,912	34,904	593,802
Thomas W. Florsheim	7,330,199	554,617	593,802
Thomas W. Florsheim, Jr.	7,844,041	40,775	593,802
Becky Kryger	7,855,701	29,115	593,802
Cory L. Nettles	7,636,999	247,817	593,802
Frederick P. Stratton, Jr.	7,729,669	155,147	593,802

(ii)The shareholders approved a proposal to ratify the Audit Committee’s appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, with the following votes:

Amount
Votes for approval:	8,473,665
Votes against:	3,321
Abstentions:	1,632
Broker Non-Votes:	-

(iii)The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with the following votes:

Amount
Votes for approval:	6,619,839
Votes against:	1,246,596
Abstentions:	18,381
Broker Non-Votes:	593,802

* * * * *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2026	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary